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                                                                    EXHIBIT 10.6



                               SERVICES AGREEMENT


         This Services Agreement (this "Agreement") is made and entered into as of _______________, 1996 by and between AMERISAFE, Inc., a Texas corporation ("AMERISAFE"), and Auto One Acceptance Corporation, a Texas corporation ("Auto One").

                                    RECITALS

         A.      Auto One is a former subsidiary of AMERISAFE.

         B. AMERISAFE has historically provided to its subsidiaries, including Auto One and its subsidiaries, certain administrative and management services.

         C. Auto One desires that AMERISAFE continue to provide certain administrative and management services to Auto One and AMERISAFE agrees to provide such services on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Administrative Services. AMERISAFE shall provide or cause to be provided to Auto One and its subsidiaries, if, when and to the extent requested by Auto One, the administrative and management services described on Exhibit A hereto (the "Services").

         2. Charges for Services. (a) In consideration for AMERISAFE providing the Services to Auto One, Auto One will pay AMERISAFE a monthly fee of $40,000 (the "Fee"). Auto One shall remit the Fee, in full, on or before the last calendar day of the month commencing with the month in which the Effective Date (as defined in Section 5) occurs and continuing until the termination of this Agreement in accordance with its terms. The Fee shall be pro rated for any partial calendar month based upon the actual number of days during such month in which this Agreement was in effect.

                 (b) In addition to the Fee, Auto One shall reimburse AMERISAFE for all third-party out-of-pocket expenses ("Expenses") incurred by AMERISAFE in connection with providing the Services. Following the end of each month during the term of this Agreement, AMERISAFE shall submit to Auto One a statement (each a "Reimbursement Statement") setting forth the aggregate Expenses, including reasonable supporting documentation, incurred in such month. Promptly (and, in any event, within 10 business days) following receipt of the Reimbursement Statement, Auto One shall pay to AMERISAFE the amount of the Expenses set forth therein.

         3.      Performance of Services.

                 (a) Degree of Care. AMERISAFE shall perform the Services with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs. It is understood and agreed that the Services shall be substantially identical in nature and quality to the Services performed by AMERISAFE for Auto One immediately prior to the Effective Date.

                 (b) Certain Limitations. Each party acknowledges that the Services shall be provided only with respect to the businesses of Auto One and its subsidiaries as such businesses exist as of the Effective Date or as otherwise mutually agreed by the parties. AMERISAFE will not be obligated to
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provide Services for the benefit of entities other than Auto One and its subsidiaries. Auto One shall use the Services only in accordance with all applicable federal, state and local laws and regulations.

                 (c) Certain Information. Auto One shall provide, and shall cause each of its subsidiaries to provide, in a manner consistent with the practices employed by the parties prior to the Effective Date, any information needed by AMERISAFE from Auto One or such subsidiary, as the case may be, to perform the Services pursuant hereto. If the failure to provide such information renders the performance of any requested Service impossible or unreasonably difficult, AMERISAFE may, upon reasonable notice to Auto One, refuse to provide such Service.

         4.      Limitations on Liability and Indemnification.

                 (a) Limitations on Liability. Neither party will have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party of any of the express provisions hereof. In no event will either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder.

                 (b) Indemnification. Subject to the limitations on liability set forth in the last sentence of Section 4(a) hereof, each party shall indemnify, defend and hold harmless the other party and its directors, officers, employees, agents and representatives from and against all claims, liabilities, damages, losses and expenses (including without limitation reasonable attorneys' fees and expenses) caused by or arising out of the willful misconduct or gross negligence of such indemnifying party in the performance or non-performance of its obligations hereunder or the breach by such indemnifying party of any of the express provisions hereof.

                 (c) The provisions of this Section 4 shall survive any termination of this Agreement.

         5. Term of Agreement. This Agreement shall become effective on the closing date of AMERISAFE's initial public offering its Class A Common Stock (the "Effective Date") and shall continue until terminated by either party in accordance with this Section 5. Neither party hereto may terminate the Agreement prior to the first anniversary date of the Effective Date. Thereafter, this Agreement shall be terminable by either party upon not less than 90 days' prior written notice to the other party. Termination under this
Section 5 or otherwise shall have no effect on the respective obligations of the parties prior to the date of such termination or their respective obligations to make any payment required to be made pursuant to the terms hereof.

         6. Confidentiality. Each party shall hold in trust and maintain confidential and, except as required by law, not disclose to others without the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it in connection with the performance of its obligations hereunder (the "Information"). Within 30 days after the date of termination of this Agreement, each party shall return to the other party, or, with the written consent of the other party, destroy all documents, data and other materials of whatever nature relating to the businesses of the other party and its subsidiaries that it obtained in connection with the performance of its obligations hereunder, provided that the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues identified at the time of termination. The provisions of this Section 6 shall survive any termination of this Agreement.

         7.      Miscellaneous.

                 (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and





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their respective successors and permitted assigns.  This Agreement may not be assigned by either party hereto to any other person except with the express written consent of the other party.

                 (b) No Third-Party Beneficiaries. Except for the persons entitled to indemnification pursuant to Section 4(b) hereof, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

                 (c) Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof.

                 (d) Amendment. This Agreement may be amended or supplemented at any time provided that any such amendment or supplement must be made in writing and signed by each of the parties hereto.

                 (e) Assignment. This Agreement and the rights, duties, obligations and privileges hereunder may not be assigned by either party without the prior written consent of the other party.

                 (f) Waivers. Either party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party or (ii) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

                 (g) Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

                 (h) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 (i) Notices. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, or (iii) if sent by Federal Express or equivalent courier service, on the next business day. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

                 If to AMERISAFE:          AMERISAFE, Inc.
                                           2301 Highway 190 West
                                           DeRidder, Louisiana  70634
                                           Attention:  President
                                           Telephone:  (318) 463-9052
                                           Telecopy:   (318) 463-7298

                 If to Auto One:           Auto One Acceptance Corporation
                                           5550 LBJ Freeway, Suite 901
                                           Dallas, Texas  75240
                                           Attention:  President
                                           Telephone:  (214) 661-1234
                                           Telecopy:   (214) 239-6380





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                 (j)      Governing Law.  This Agreement shall be governed by,
and construed in accordance with, the substantive laws of the State of Louisiana, without giving effect to the principles of conflict of laws of such State.

                 (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

         IN WITNESS WHEREOF, AMERISAFE and Auto One have caused this Agreement to be executed on the date first above written.

                                           AMERISAFE, INC.



                                           By:
                                                -------------------------------
                                                Mark R. Anderson, President


                                           AUTO ONE ACCEPTANCE CORPORATION



                                           By:
                                                  -----------------------------
                                                  James Bass, President





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                                                                       EXHIBIT A

                     Administrative and Management Services



1.       General Accounting

         (a)     Journal entry coding and input
         (b)     Maintenance of ledger system
         (c)     Reconciliation of bank accounts
         (d)     Other general accounting functions

2.       Financial Reporting and Accounting Research

         (a)     Preparation of financial statements
         (b)     Research regarding the impact of accounting standards

3.       Internal and External Auditing

         (a)     Internal audit
         (b)     Review of internal accounting and administrative controls
         (c)     Review of operational and financial management

4.       Employee Matters

         (a)     Payroll
         (b)     Benefits administration

5.       Risk Management

         Administration of risk management matters

6.       Tax

         (a)     Preparation and filing of all tax returns
         (b)     Assistance with state and local property tax compliance
         (c)     Assistance with financial accounting and taxes
         (d) Supervision of all federal, state and local tax audits, protests, administrative proceedings and litigation
         (e)     Qualification and design of all employee benefit plans
         (f)     Preparation and submission of all tax ruling requests
         (g)     Rendering and obtaining all tax opinions
         (h)     Qualification and reporting of stock options

7.       Legal

         Advice and assistance with respect to legal matters





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8.       Governmental Reports

         Preparation of reports required to be filed with governmental agencies


9.       Human Resources

         Advice and assistance with respect to compensation, employee benefits and other employee matters





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